ORIGINAL

Consulting Agreement
Vycor Medical Inc and Dr. Donald M. O'Rourke

This Consulting Agreement is entered into as of January 18, 2008, between Dr. O'Rourke ("the Consultant") and Vycor Medical Inc. ("the Corporation.") In consideration of the mutual covenants set forth in this agreement, the parties agree as follow:

1. Terms of Retention

Upon the terms and conditions set forth in this agreement, the Corporation hereby agrees to retain the Consultant, and the Consultant agrees to act as a Consultant to the Corporation. During the term of this agreement, the Consultant agrees to perform the duties set forth in Schedule A to this agreement.

2. Term of Consultancy Agreement

The term of this agreement shall commence January 18, 2008, and shall continue for two (2) years until January 18, 2010 subject to the termination provisions provided herein.

3. Relationship of Corporation and Consultant

It is understood that the Corporation retains the Consultant only for the purposes, of a consultant. However, the Consultant should not be considered as having employee status by the Corporation for the purposes of entitlement to participate in any plans, arrangements, or distributions by the Corporation pertaining to any pensions, stocks, bonuses, profit sharing or other benefits for the Corporations' other employees. The Corporation shall not withhold any of the Consultant's compensation payments for income tax purposes and shall not have any obligations with regard to social security payments, insurance, workers' compensation coverage for the Consultant or any similar items.

Nothing contained in this agreement shall be deemed or construed to constitute a business relationship, partnership, joint venture, principal and agent, employer and employee, franchisor and franchisee, or any other association between the parties.

4. Compensation

For the Consultant's services to the Corporation as discussed in Clause 1 during the term of this agreement, the Consultant shall receive from the Corporation:

1. Subject to the approval of The Board of Directors for Vycor Medical Inc. the company shall grant options to purchase 50,000 shares @ .50 per share. This is for Dr. O'Rourkes medical opinions and advice on Vycors products.

2. At the Corporation's sole option, special consulting or advisement services can be considered for certain projects at a mutually agreed upon fee.

5. Expenses

The Corporation shall reimburse the Consultant for reasonable out-of-pocket expenses incurred by the Consultant in connection with the Corporation's business **if these expenses were pre-approved**, but the Consultant needs to provide the Corporation with substantiating receipts or other documentation as the Corporation may reasonably require for IRS purposes.

6. Confidential Information

a. As used in this agreement the term "Confidential Information" refers to trade secrets and any and all valuable information of a confidential, proprietary, competitively sensitive, or secret nature related to the business, intellectual property, or research of value to the Corporation or the Consultant or which, if disclosed, may be prejudicial to the Corporation or the Consultant, that is disclosed by one party to the other *and* expressly identified by the disclosing party as Confidential Information.

b. The Consultant and the Corporation each acknowledge that the Confidential Information is a valuable, unique asset of the respective parties. Each party agrees at all times during the term of this agreement and thereafter to keep in confidence and trust all Confidential Information and that both parties will not directly or indirectly use or exploit the Confidential Information other than in the course of this agreement, nor will either party directly or indirectly disclose any Confidential Information to any person or entity, except in the course of carrying out this agreement with the consent of the other party. Each party agrees to use its or his best efforts to ensure that the other party's Confidential Information and any record or documents containing such information, will not be left exposed to theft, embezzlement, unauthorized reproduction or unauthorized disclosure.

c. Each party will comply with all reasonable directions given by the other party with regard to safeguarding confidential, privileged or competitively sensitive information. The parties will take all reasonable steps to safeguard the Confidential Information of the other party. The Corporation and the Consultant agree to notify the other immediately upon discovery of any unauthorized use or disclosure of any of the Confidential Information and to cooperate with each other to help recover possession of the Confidential Information and/or to prevent its further unauthorized use or disclosure.

d. It is further agreed that the Corporation and the Consultant will immediately return any and all of the other party's Confidential Information in the other party's possession upon the termination of this

agreement for any reason whatsoever, or upon the request of either the Consultant or the Corporation.

7. Return of Confidential Information

Upon the termination of this agreement for any reason whatsoever, the Consultant and the Corporation agree to promptly and without request deliver to the other party all originals and copies of notebooks, documents, reports, files, samples, mailing lists, computer programs, and other records and data which are then in the other party's possession or under his or its control and which pertain to the work performed pursuant to this agreement or include Confidential Information or Developments and to return to the other party any other tangible personal property owned by the them, unless such return is waived in writing by the owning party.

Provided such retention is disclosed to the Corporation and subject to the Consultant's confidentiality obligations as set out in Clause 5, the Consultant may retain copies of any such records as required by the Consultant to satisfy tax reporting or other legal requirements.

The Consultant and the Corporation recognize that the unauthorized taking of any of the other party's trade secrets or other Confidential Information is a crime and could also result in civil liability.

8. Remedies

The Consultant and the Corporation each acknowledge that the agreement in Clause 6 is of a special, unique, unusual, extraordinary and/or intellectual character which give it particular value, such that a violation of that agreement will constitute a material breach of trust and confidence and may be an invasion of privacy and that the breach by either party of that agreement could not reasonably or adequately be compensated in damages in an action of law and that the aggrieved party shall be entitled to injunctive relief or similar remedy to specifically enforce that provision. Such relief may include, but shall not be limited to, an injunction restraining the violating party from engaging in any activity which breaches or would breach this agreement. However, no remedy conferred by any of the specific provisions of this agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy existing at law or in equity. The election of any one or more remedies by a party shall not constitute a waiver of its rights to pursue other available remedies.

9. Termination of Agreement

Either the Consultant or the Corporation may terminate this agreement after a minimum period of one month (ending February 18, 2008) at either party's discretion with or without cause, by providing thirty (30) days prior written notice of the termination to the other party. The termination of this agreement pursuant to this Clause shall not release either party from any accrued obligations to pay any sum to the other party (whether then or thereafter payable) or operate to

discharge any liability incurred prior to the termination date. In addition, the obligations under the agreement shall survive the termination of the agreement.

10. **Conflicting Agreements**

The Consultant represents that his retention by the Corporation under this agreement and related actions have not breached and will not breach any covenant to keep in confidence proprietary or Confidential Information or any other agreement with any third party. The Consultant has not entered into, and agrees that he will not enter into any agreement, either written or oral, in conflict with this agreement, the Corporation and the products and their technology.

11. **Amendment or Modification of Agreement**

This agreement may be modified, altered, or amended only by a subsequent document in writing, signed by both the Consultant and the Corporation, or by the authorized representatives of each party.

12. **Severability**

If any provision of this agreement or its application to any person or circumstance is held invalid or unenforceable to any extent, the remainder of the agreement and its other applications shall not be affected and shall be enforceable to the fullest extent permitted by law.

13. **Force Majeure**

With the exception of payment obligations arising under this agreement, neither party shall be liable for failure to fulfill its obligations under this agreement due to causes beyond its reasonable control.

14. **Successors and Assignments**

This agreement shall inure to the benefit of and be binding upon the Corporation and the Consultant and their respective successors and assigns. The rights and obligations hereunder may not be assigned or transferred by either party without the prior written expressed consent of the other party, which such consent shall not be unreasonably withheld or delayed, and any such transfer in violation of this Clause shall be void.

15. **Counterparts**

This agreement may be executed in one or more counterparts each of which shall be a valid original agreement.

16. **Further Action**

Each party agrees to execute and deliver any further documents and to do any additional acts reasonably required to carry out the terms of this agreement.

17. **Waivers**

Any provisions of this agreement may be waived at any time by the party entitled to the benefit thereof by way of a written instrument executed by the party or by a duly authorized officer of that party. No waiver of any of the provisions of this agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

18. Notices

Any notice or other communication to a party provided for in this agreement shall be deemed to have been duly given if delivered personally in writing to the party or if delivered in writing by overnight courier, on the date of its delivery, addressed to the party at such party's address determined in accordance with this paragraph.

The address of the **Consultant** shall be:

please use consultant's home address

The address of the **Corporation** shall be:

Vycor Medical Incorporated
80 Orville Drive
Suite 100
Bohemia, NY 11716
Attention: Heather N. Jensen, President

Either party may change its or his address for the purposes of this agreement by way of notice given to the other party in accordance with this paragraph. Any notice, or communication delivered in person or by overnight courier shall be deemed to have been received on the date of its delivery.

19. Arbitration

Each party agrees that where either party alleges a breach of this agreement or seeks clarification as to the rights, obligations, or terms of this agreement, the matter shall be put forward to an impartial, non-judicial, private arbitrator, to be agreed upon by the parties, for a hearing based on Terms of Reference as agreed on by the parties.

Further, the parties agree that there shall be no appeal from the decision of the arbitrator.

20. Legal Fees and Costs

In any legal proceedings to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable legal fees and costs and necessary disbursements, in addition to any other relief to which it or he may be entitled.

21. Jurisdiction

Each party to this agreement agrees that any action or proceeding in a court of law to determine or enforce any rights or obligations under this agreement must be brought in the courts in the State of New York, USA.

Each party consents to the jurisdiction of said court over the parties for the purposes of any such action or proceeding.

22. Governing Law

This agreement shall be construed and enforced in accordance with the laws enforced in the State of New York, without regard to its conflict of laws principles, and all questions with respect to the construction of the agreement, the rights and liabilities of the parties shall be governed by those laws.

Executed at Bohemia, New York at the date first written above:

Vycor Medical Inc.
"the Corporation"

1/23/08

Heather N. Jensen
President

2/15/08

Dr. Donald M. O'Rourke
"the Consultant"

SCHEDULE A

DUTIES

Below is a list of consulting services that Vycor Medical and Dr. O'Rourke have identified. Both parties acknowledge this is a partial list of services and the specific consulting tasks and assignments may change as deemed necessary by Vycor Medical.

Attend meetings at Vycor's principal place of business or such other location as may reasonably be designated by Vycor and review written and/or electronic background materials, if any, provided to Consultant in preparation for the meeting

Provide additional consulting or advisory services in person, on-site, by telephone and/or by electronic mail advice on an as needed basis, to guide Vycor in making important strategic decisions and for the purpose of evaluating Vycor's strategic plans and decisions, research and/or development activities and results, competitive positions and/or other scientific and/or technical issues; and

Time Requirement Estimates

We are estimating 2-3 phone calls to you during each month. Possibly in person meetings and/or a web conference that will be pre-scheduled, each lasting about 1 hour each.

Attachment to AGREEMENT between CONSULTANT and CORPORATION.

1. In order that Consultant's commitments to CORPORATION are consistent with Consultant's obligation to the University of Pennsylvania ("University"), these provisions ("Standard Provisions") are incorporated into the Consulting Agreement ("Agreement") between Consultant and CORPORATION dated 1/23/08. By signing these Standard Provisions, the parties agree to abide by these Standard Provisions, and further agree that if anything in the Agreement is inconsistent with these Standard Provisions, these Standard Provisions shall govern.

2. CORPORATION acknowledges and agrees that the Consultant is a full-time employee of University and that Consultant is bound by the Staff Policies of the University of Pennsylvania in the performance of his/her consulting commitments to CORPORATION hereunder, including but not limited to University's Conflict-of-Interest and Consulting Policies.

3. Nothing in the Agreement shall limit or be construed to limit the right of Consultant to use or publish information which (a) is or becomes available to the public through no breach of the Agreement by Consultant, (b) was known to Consultant before the consulting services were performed, (c) is acquired by Consultant from a third party that has the legal right to disclose the information to the Consultant, or (d) Consultant is required to disclose by law, government regulation, or court order. In addition, information generated by Consultant pursuant to the Agreement shall be proprietary to the CORPORATION only if (a) such information is generated as a direct result of the performance of consulting services under the Agreement and (b) is not generated in the course of the Consultant's activities as a University employee.

4. Neither the name of the Consultant nor that of University, nor any variation thereon, nor adaptation thereof may be used in any advertising, promotional sales literature, or other publicity without the prior written approval of the party whose name is to be used.

5. Consultant shall not disclose to CORPORATION any unpublished results of research performed at University by Consultant or any other University employee, student, or member of the professional staff. Other than the inventions assigned to CORPORATION pursuant to Paragraph 5 above, CORPORATION shall have no rights or interests in any other inventions, discoveries or developments owned by or assignable to University.

6. Neither CORPORATION nor Consultant has any right or intent to use University facilities, University patients, or University patient data for consulting activities. CORPORATION and Consultant expressly agree that such use of University

resources for clinical study purposes shall be conducted pursuant to an institutional sponsored research agreement with University.

7. Consultant shall not accept any funding from the CORPORATION for Consultant's professional activities at University, such as lab support or principal investigator sponsored research duties, without full disclosure and resolution in accordance with University's Policies on Conflicts of Interest and Consulting.

ACCEPTED:

[Signatures: for CORPORATION, for Consultant]

1/23/08

Vycor MEDICAL™
Targeting Solutions in Neurosurgery.
80 Orville Drive, Suite 100
Bohemia, NY 11716